POWER OF ATTORNEY

 I, Bradley C. Hall, hereby authorize and designate the following individuals:

* Robert H. Knauss, Vice President and General Counsel
* Margaret M. Calabrese, Secretary
* Jessica A. Milner, Assistant Secretary and  Counsel
* Matthew A. Woodward, Assistant Secretary and Senior Counsel
* Courtney L. Fenner, Paralegal and Assistant to the Corporate Secretary
* Danielle Gallagher, Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact Forms 4  Statements of Changes in Beneficial Ownership and  Forms 5  Annual Statements of Changes in Beneficial Ownership or any successor reporting forms with the United States Securities and Exchange Commission ("the SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with UGI Corporation and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former Officer of UGI Corporation and its affiliates under Section 16 of the Act.

______6/28/2009________     ____/s/ Bradley C. Hall_______
Date        Signed

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